Exhibit 4.1

AGREEMENT IN PRINCIPLE


                  THIS AGREEMENT IN PRINCIPLE, dated as of January 6, 1998 (this "Agreement"), by and between NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (the "Company"), and each of the undersigned holders (each, a "Holder" and collectively, the "Holders") of the Company's Senior Convertible Notes due June 4, 2000 (each, a "Note" and collectively, the "Notes").

                  1. The Company and each Holder agree in principle to a modification of the terms of such Holder's Note as described on Exhibit A attached hereto.

                  2. This Agreement is subject to preparation, negotiation, execution and delivery on or before January 19, 1998 of definitive documentation setting forth the modifications described on Exhibit A attached hereto on terms mutually satisfactory to the Company and each Holder and approval of the terms of such documents by the Boards of Directors or similar persons of the Company and each Holder.

                  3. In connection with this Agreement, the Company and each Holder have executed a Mandatory Redemption Waiver, dated as of the date hereof, in the form attached hereto as Exhibit B.

                  4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely in the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers or other representatives as of the date first set forth above.

                                                  NAPRO BIOTHERAPEUTICS, INC.



                                                  By: \s\ Gordon H. Link, Jr.
                                                  Name:Gordon H. Link, Jr.
                                                  Title: Chief Financial Officer


                                                  DELTA OPPORTUNITY FUND, LTD.



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                                                  By:/s/
                                                  Name:
                                                  Title:


                                                  NELSON PARTNERS



                                                  By:/s/
                                                  Name:
                                                  Title:


                                                  OLYMPUS SECURITIES, LTD.



                                                  By:/s/
                                                  Name:
                                                  Title:


                                                  OTATO LIMITED PARTNERSHIP



                                                  By:/s/
                                                  Name:
                                                  Title:


                                                  DIAZ & ALTSCHUL GROUP, LLC



                                                  By:/s/
                                                  Name:
                                                  Title:


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